                                                                   Exhibit 25(c)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) __



                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                             31-0838515
                                                            (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)

    100 EAST BROAD STREET, COLUMBUS, OHIO                     43271-0181
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                          BANK ONE TRUST COMPANY, N.A.
                        1 BANK ONE PLAZA, SUITE IL1-0126
                          CHICAGO, ILLINOIS 60670-0126
             ATTN: SANDRA L. CARUBA, VICE PRESIDENT, (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                               BANCWEST CAPITAL II
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



            DELAWARE                                          APPLIED FOR
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)


            999 BISHOP STREET
            HONOLULU, HAWAII                                        96813
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)

                              PREFERRED SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.     GENERAL INFORMATION.  FURNISH THE FOLLOWING
            INFORMATION AS TO THE TRUSTEE:

            (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

            Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

            (B)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

            The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

            No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificate of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4.    A copy of the existing by-laws of the trustee.*

            5.    Not Applicable.

            6. The consent of the trustee required by Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8.    Not Applicable.

            9.    Not Applicable.


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 18th day of October, 2000.


                              BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, TRUSTEE

                              BY  /S/ SANDRA L. CARUBA
                                  ----------------------------------
                                  SANDRA L. CARUBA
                                  VICE PRESIDENT


* EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-4 OF U S WEST COMMUNICATIONS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-32124).

                                    EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                October 18, 2000


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of a trust agreement between BancWest Capital II and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                 Very truly yours,

                                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION



                                             BY: /S/ SANDRA L. CARUBA
                                                 ---------------------------
                                                 SANDRA L. CARUBA
                                                 VICE PRESIDENT

                                    EXHIBIT 7

Legal Title of Bank:                Bank One Trust Company, N.A.        Call Date: 03/31/00     State #:  391581         FFIEC 032
Address:                            100 Broad Street                    Vendor ID:  D           Cert #:  21377           Page RC-1
City, State  Zip:                   Columbus, OH 43271                  Transit #:  04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                  Dollar Amounts in thousands         C300

ASSETS
1.    Cash and balances due from depository institutions (from Schedule
      RC-A):                                                                         RCON
      a. Noninterest-bearing balances and currency and coin(1)..........             0081            48,450             1.a
      b. Interest-bearing balances(2)...................................             0071            17,750             1.b
         Securities
      a. Held-to-maturity securities(from Schedule RC-B, column A)......             1754                 0             2.a
      b. Available-for-sale securities (from Schedule RC-B, column D)...             1773             5,714             2.b
3.    Federal funds sold and securities purchased under agreements to
      resell                                                                         1350           396,644             3.
4.    Loans and lease financing receivables:
      a. Loans and leases, net of unearned income (from Schedule                     RCON
      RC-C).............................................................             2122            87,817             4.a
      b. LESS: Allowance for loan and lease losses......................             3123                10             4.b
      c. LESS: Allocated transfer risk reserve..........................             3128                 0             4.c
      d. Loans and leases, net of unearned income, allowance, and                    RCON
         reserve (item 4.a minus 4.b and 4.c)...........................             2125            87,807             4.d
5.    Trading assets (from Schedule RD-D) ..............................             3545                 0             5.
6.    Premises and fixed assets (including capitalized leases)                       2145            25,200             6.
7.    Other real estate owned (from Schedule RC-M).... .................             2150                 0             7.
8.    Investments in unconsolidated subsidiaries and associated
      companies (from Schedule RC-M)....................................             2130                 0             8.
9.    Customers' liability to this bank on acceptances outstanding                   2155                 0             9.
10.   Intangible assets (from Schedule RC-M) ...........................             2143            26,345             10.
11.   Other assets (from Schedule RC-F) ................................             2160           176,297             11.
12.   Total assets (sum of items 1 through 11) .........................             2170           784,207             12.

(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:                Bank One Trust Company, N.A.        Call Date:  03/31/00    State #:  391581       FFIEC 032
Address:                            100 East Broad Street               Vendor ID:  D           Cert #"  21377         Page RC-2
City, State  Zip:                   Columbus, OH 43271                  Transit #:  04400003

Schedule RC-Continued

                                                                                         Dollar Amounts in
                                                                                             Thousands
LIABILITIES
13.   Deposits:
      a. In domestic offices (sum of totals of columns A and C                        RCON
         from Schedule RC-E, part 1)....................................              2200              567,764            13.a
         (1) Noninterest-bearing(1) ....................................              6631              506,455            13.a1
         (2) Interest-bearing............................................             6636               61,309            13.a2

      b. In foreign offices, Edge and Agreement subsidiaries, and
         IBFs (from Schedule RC-E, part II).................
         (1) Noninterest bearing........................................
         (2) Interest-bearing...........................................
14.   Federal funds purchased and securities sold under agreements
      to repurchase:                                                                  RCFD 2800               0            14
15.   a. Demand notes issued to the U.S. Treasury                                     RCON 2840               0            15.a
      b. Trading Liabilities(from Schedule RC-D)........................              RCFD 3548               0            15.b

16.   Other borrowed money:                                                           RCON
      a. With original maturity of one year or less.....................              2332                    0            16.a
      b. With original  maturity of more than one year..................              A547                    0            16.b
      c.  With original maturity of more than three years...............              A548                    0            16.c

17.   Not applicable
18.   Bank's liability on acceptance executed and outstanding...........              2920                    0            18.
19.   Subordinated notes and debentures.................................              3200                    0            19.
20.   Other liabilities (from Schedule RC-G)    ........................              2930               83,885            20.
21.   Total liabilities (sum of items 13 through 20)....................              2948              651,649            21.
22.   Not applicable
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus.....................              3838                    0            23.
24.   Common stock......................................................              3230                  800            24.
25.   Surplus (exclude all surplus related to preferred stock)..........              3839               45,157            25.
26.   a. Undivided profits and capital reserves ........................              3632               86,585            26.a
      b. Net unrealized holding gains (losses) on available-for-sale
          securities....................................................              8434                   16            26.b
      c. Accumulated net gains (losses) on cash flow hedges.............              4336                    0            26.c
27.   Cumulative foreign currency translation adjustments
28.   Total equity capital (sum of items 23 through 27)     ............              3210              132,558            28.
29.   Total liabilities, limited-life preferred stock, and equity
      capital (sum of items 21, 22, and 28).............................              3300              784,207            29.

Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1996
                                              RCFD 6724           Number M.1.
1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank authority)
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
       (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4. = Directors' examination of the bank performed by other external auditors (may be required by state chartering


5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.